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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 1996

                               CISCO SYSTEMS, INC.
               (Exact name of registrant as specified in charter)

         CALIFORNIA                   0-18225          77-0059951
(State or other jurisdiction        (Commission       (IRS Employer
 of incorporation)                   File Number)      Identification No.)

255 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA                   95134
(Address of principal executive offices)                    (Zip Code)

Company's telephone number, including area code:   (408) 526-4000

         (Former name or former address, if changed since last report.)
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ITEM  5. OTHER EVENTS.

                   (a) On September 18, 1996, the Registrant acquired Nashoba Networks Inc., a Delaware corporation ("Nashoba"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Registrant, Neptune Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into Nashoba. The Merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated as of August 5, 1996, among the Registrant, Nashoba and Merger Sub, and a related Certificate of Merger (collectively, the "Nashoba Merger Agreements"). The Merger of Merger Sub with and into Nashoba occurred following the approval of the Nashoba Merger Agreements by the stockholders of Nashoba by written consent which was received on September 18, 1996 and satisfaction of certain other closing conditions. As a result of the Merger, the Registrant became the owner of 100% of the issued and outstanding common stock of Nashoba and each outstanding share of Nashoba Common Stock was converted into 0.2174317 of a share of the Registrant's Common Stock. The terms of the Nashoba Merger Agreements were the result of arm's-length negotiations among the parties.

                            A total of approximately 1,936,423 shares of the
Registrant's Common Stock will be issued to former Nashoba shareholders and optionholders in exchange for the acquisition by the Registrant of all outstanding Nashoba capital stock and all unexpired and unexercised options to acquire Nashoba capital stock. The shares issued to Nashoba shareholders were issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). Nashoba stock options were assumed by the Registrant and remain outstanding as options to purchase shares of the Registrant's Common Stock.

                            Nashoba is a provider of highly functional
workgroup/backbone Token Ring switches which integrate with existing switch and router products. The Registrant intends to continue such business.

                   (b) On September 27, 1996, the Registrant acquired Granite Systems ,Inc., a California corporation ("Granite"), by the statutory merger of Granite with and into the Registrant. The Merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated as of August 30, 1996, between the Registrant and Granite, and a related Agreement of Merger (collectively, the "Granite Merger Agreements"). The Merger of Granite with and into the
Registrant occurred following the approval of the Granite Merger Agreements by the sole shareholder of Granite by written consent which was received on September 27, 1996 and satisfaction of certain other closing conditions. As a result of the Merger, the Registrant became the owner of 100% of the issued and outstanding common stock of Nashoba and each outstanding share of Nashoba Common Stock was converted into 0.221992 of a share of the Registrant's Common Stock. The terms of the Granite Merger Agreements were the result of arm's-length negotiations among the parties.

                             A total of approximately 3,929,259 shares of the
Registrant's Common Stock will be issued to the former Granite sole shareholder and optionholders in exchange for the acquisition by the Registrant of all outstanding Granite capital stock and all unexpired and unexercised options to acquire Granite capital stock. The shares issued to the Granite sole shareholder were issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act. Granite stock options were assumed by the Registrant and remain outstanding as options to purchase shares of the Registrant's Common Stock.

                             Granite is a developer of standards-based
multilayer Gigabit Ethernet switching technologies which use powerful application specific integrated circuit switching
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engines. The Registrant intends to continue such business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) Financial Statements of Businesses Acquired. Not applicable.

                  (b)      Pro Forma Financial Information. Not applicable.

                  (c)      Exhibits:

                  Exhibit
                  Number
                  -------

                 20.1 Press Release of the Registrant, dated August 6, 1996, announcing the Registrant's agreement to acquire Nashoba.

                 20.2 Press Release of the Registrant, dated September 3, 1996, announcing the Registrant's agreement to acquire Granite.

                 20.3 Press Release of the Registrant, dated September 19, 1996, announcing the completion of the Registrant's acquisition of Nashoba.

                 20.4 Press Release of the Registrant, dated September 27, 1996, announcing the completion of the Registrant's acquisition of Granite.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CISCO SYSTEMS, INC.

Dated:  September  30, 1996               By:  /s/ Larry R. Carter
                                               ---------------------------------
                                                Larry R. Carter, Vice President,
                                                Finance and Administration,
                                                Chief Financial Officer and
                                                Secretary


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                                  EXHIBIT INDEX

                             DESCRIPTION OF DOCUMENT

Exhibit

Number

        20.1 Press Release of the Registrant, dated August 6, 1996, announcing the Registrant's agreement to acquire Nashoba.

        20.2 Press Release of the Registrant, dated September 3, 1996, announcing the Registrant's agreement to acquire Granite.

        20.3 Press Release of the Registrant, dated September 19, 1996, announcing the completion of the Registrant's acquisition of Nashoba.

        20.4 Press Release of the Registrant, dated September 27, 1996, announcing the completion of the Registrant's acquisition of Granite.